Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the use in this Registration Statement on Form S-1/A of Searchlight Minerals Corp. of our report dated April 10, 2006, except for Note 2, which is dated October 23, 2006 and Notes 1, 3, 4 and 13, which are dated July 7, 2008, with respect to the balance sheet as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the year then ended, including inception cumulative data prospectively from January 14, 2000 (date of inception) through December 31, 2005, which appears elsewhere in this Form S-1/A.

We also consent to the reference to our firm under the heading "Experts" in the prospectus included in such Registration Statement.

KLT, CPA, LLC

KYLE L. TINGLE, CPA, LLC

Las Vegas, Nevada
September 2, 2009

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com